Exhibit 10.27

SUBORDINATED PROMISSORY NOTE

THE SECURITY REPRESENTED BY THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITY REPRESENTED BY THIS NOTE IS SUBJECT TO CERTAIN TRANSFER RESTRICTIONS SET FORTH HEREIN. THE PAYMENT OF PRINCIPAL AND INTEREST HEREON IS SUBJECT TO THE SUBORDINATION PROVISIONS SET FORTH IN THAT CERTAIN HANCOCK PARK SUBORDINATION AGREEMENT, DATED OCTOBER 27, 2004 AS AMENDED FROM TIME TO TIME, (AS SO AMENDED, THE “SUBORDINATION AGREEMENT”), BY AND AMONG HANCOCK PARK CAPITAL II, L.P. AND GORDON BIERSCH BREWERY RESTAURANT GROUP, INC. IN FAVOR OF THE HOLDERS OF SENIOR DEBT (AS DEFINED THEREIN) AND, ABLECO FINANCE LLC, AS COLLATERAL AGENT FOR THE LENDERS IDENTIFIED THEREIN AND WELLS FARGO FOOTHILL, INC., AS ADMINISTRATIVE AGENT FOR THE LENDERS IDENTIFIED THEREIN.

JANUARY 30, 2006	$500,000

Subject to the terms and conditions hereof, Gordon Biersch Brewery Restaurant Group, Inc., a Tennessee corporation (the “Company”), hereby promises to pay to the order of Hancock Park Capital II, L.P., a Delaware limited partnership (the “Holder”), the principal amount of $500,000, together with interest thereon calculated from the date hereof in accordance with the provisions of this Subordinated Promissory Note (the “Note”).

1. Payment of Interest.

Interest on the unpaid principal balance of this Note shall accrue at the rate of 16% per annum (the “Applicable Rate”) from the date hereof through the date the principal of this Note is paid in full, and such interest shall accrue on the basis of actual days based on a 365-day year and shall be paid quarterly in arrears on each March 31, June 30, September 30 and December 31 (each a “Quarterly Payment Date”), commencing on March 31, 2006.

Notwithstanding the foregoing, until the termination of the Subordination Agreement the interest due on any Quarterly Payment Date shall be paid by capitalizing such interest due (“Capitalized Interest”) by adding such Capitalized Interest to the principal amount of this Note on such Quarterly Payment Date. Capitalized Interest on this Note shall be deemed for all purposes to be principal of this Note, whether or not this Note is marked to indicate the addition of such Capitalized Interest. Interest at the Applicable Rate shall begin to accrue on the Capitalized Interest beginning on and including the Quarterly Payment Date on which such Capitalized Interest is added to the principal amount of this Note, and shall continue to accrue at the Applicable Rate and shall continue to be capitalized on each Quarterly Payment Date and added to the principal amount of this Note.

From and after the occurrence of an Event of Default (as hereinafter defined) and during the continuance thereof, all principal, interest, Capitalized Interest, or other amounts evidenced by and due under this Note shall bear interest at a rate equal to 2% over the Applicable Rate.

2. Payment of Principal on Note.

(a) Scheduled Payment. Subject to the terms hereof, the Company shall repay the entire unpaid principal amount of the Note and any accrued and unpaid interest thereon on January 26, 2010 (the “Maturity Date”).

(b) Optional Prepayments. Subject to the provisions of the Subordination Agreement, the Company may, at any time and from time to time, without premium or penalty, prepay all or any portion of the outstanding principal amount of the Note provided, however, that any prepayment shall first be applied to any accrued but unpaid interest.

3. Events of Default. “Event of Default” shall mean any of the following events:

(a) If default shall be made in the due and punctual payment of any principal or interest on the Note when and as the same shall become due and payable, and such default shall have continued for a period of three (3) business days; or

(b) (i) A dissolution or liquidation of the Company; or (ii) a merger or consolidation in which the Company is not the surviving entity; or (iii) the sale of all or substantially all the assets of the Company; or (iv) a sale or series of sales of shares of capital stock of the Company in which the holders of more than 50% of the Company’s outstanding voting shares immediately prior to such transaction or series of transactions fail to own more than 50% of the Company’s outstanding voting shares immediately after such transaction or series of transactions; or

(c) If the Company shall (i) file a petition seeking relief for itself under Title 11 of the United States Code, as now constituted or hereafter amended, or file an answer consenting to, admitting the material allegations of, or otherwise not controverting, or fail timely to controvert, a petition filed against it seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or (ii) file such a petition or answer with respect to relief under the provisions of any other now existing or future applicable bankruptcy, insolvency, or other similar law of the United States of America, or State thereof, or of any other country or jurisdiction providing for the reorganization, winding-up or liquidation of corporations or an arrangement, composition, extension or adjustment with its creditors; or

(d) If an order for relief shall be entered against the Company under Title 11 of the United States Code, as now constituted or hereafter amended, which order is not stayed; or upon the entry of an order, judgment or decree by operation of law, or by a court having jurisdiction in the premises which is not stayed, adjudging it as bankrupt or insolvent under, or ordering relief against it under, or approving as properly filed a petition seeking relief against it under, the provisions of any other now existing or future applicable bankruptcy, insolvency or other similar law of the United States of America or any State thereof, or of any other country or jurisdiction providing for the reorganization, winding-up or liquidation of corporations or any arrangement, composition, extension or adjustment with creditors, or appointing a receiver, liquidator, assignee, sequestrator, trustee or custodian of the Company or any substantial part of its property, or ordering the reorganization, winding-up or liquidation of its affairs or upon the expiration of thirty (30) days after the filing of any involuntary petition against it seeking any of the relief specified in paragraph (b) above or this paragraph (c) without the petition being dismissed prior to that time; or

(e) If the Company shall (i) make a general assignment for the benefit of its creditors, or (ii) consent to the appointment of or taking possession by a receiver, liquidator, assignee, sequestrator, trustee or custodian of the Company of all or a substantial part of its property, or (iii) admit its insolvency or inability to pay its debts generally as such debts become due, or (iv) fail generally to pay its debts as such debts become due, or (v) take any action (or if such action is taken by its directors or shareholders) looking to the dissolution or liquidation of the Company.

4. Consequences of the Occurrence of an Event of Default.

(a) If an Event of Default has occurred under Section 3(a) and is continuing, the Holder may, subject to the terms and conditions hereof, declare all or any portion of the outstanding principal amount of the Note due and payable and demand immediate payment of all or any portion of the outstanding principal amount of the Note. If the Holder demands immediate payment of all or any portion of the Note, the Company shall immediately pay to the Holder the principal amount of the Note requested to be paid plus accrued and unpaid interest thereupon.

(b) If an Event of Default has occurred under Sections 3(b), 3(c), 3(d), or 3(e) all of the outstanding principal amount of the Note shall automatically become due and payable immediately and the Company shall immediately pay to the Holder the principal amount of the Note plus accrued and unpaid interest thereupon.

5. Amendment and Waiver. Except as otherwise expressly provided herein, no modification, amendment, or waiver of the provisions of the Note shall be binding or effective unless the Company has obtained the prior written consent of the Holder. No delay or omission on the part of the Holder in the exercise of any right or remedy hereunder shall operate as a waiver thereof and no partial exercise of any right or remedy precludes other or further exercise thereof or the exercise of any other rights or remedy.

6. Transfer. The Holder shall not sell, transfer, assign, pledge or otherwise dispose of the Note without the prior written consent of the Company, which shall not be unreasonably withheld. The Note shall bear a legend evidencing such transfer restrictions.

7. Cancellation. After all principal and accrued interest at any time owed on the Note has been paid in full, the Note shall be surrendered to the Company for cancellation and shall not be reissued.

8. Replacement. Upon receipt of evidence reasonably satisfactory to the Company of the mutilation, destruction, loss or theft of the Note and the ownership thereof, and, in the case of any such mutilation, upon surrender and cancellation of this Note, the Company shall, upon the written request of the Holder, execute and deliver in replacement thereof a new Note in the same form, in the same original principal amount and dated the same date as the Note so mutilated, destroyed, lost or stolen, and such Note so mutilated, destroyed, lost or stolen shall then be deemed no longer outstanding hereunder.

9. Place of Payment; Notices. Payment of principal and interest are to be made by Company by check or wire transfer of funds and the payments (if by check) and any notices hereunder are to be delivered to the following address:

Hancock Park Capital II, L.P.

10323 Santa Monica Boulevard

Suite 101

Los Angeles, California 90025

Attn: Michael J. Fourticq, Sr.

or to such other address as specified by prior written notice to the Company. Notices sent by the Company shall be deemed received when delivered personally or one (1) business day after being sent by Federal Express or other reputable overnight carrier (postage prepaid) or four (4) business days after being sent by certified or registered mail (postage prepaid and return receipt requested).

10. Conformity to Applicable Law. It is the intention of the Company and the Holder to conform to all applicable laws now and hereafter in force, and any interest payable under this Note shall be subject to reduction to the amount not in excess of the maximum legal amount allowed under the applicable laws as now or hereafter construed by the courts having jurisdiction over such matters.

11. Governing Law. This Note shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of New York.

12. Waiver of Presentment, Demand and Dishonor. The Company hereby waives presentment for payment, protest, demand, notice of protest, notice of nonpayment and diligence with respect to the Note, and waives and renounces all rights to the benefits of any statute of limitations or any moratorium, appraisement, exemption, or homestead now provided or that hereafter may be provided by any federal or applicable state statute, including but not limited to exemptions provided by or allowed under the Federal Bankruptcy Code, both as to itself and as to all of its property, whether real or personal, against the enforcement and collection of the obligations evidenced by the Note and any and all extensions, renewals, and modifications hereof.

IN WITNESS WHEREOF, the Company has executed and delivered this Note on the date first above written.

Gordon Biersch Brewery Restaurant Group, Inc., a Tennessee corporation

By	/s/ Larry D. Bentley
Name:	Larry D. Bentley
Title:	Sr. V.P. & CFO